UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): March 9, 2006 (March 7, 2006)
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                             HealthSouth Corporation
               (Exact Name of Registrant as Specified in Charter)
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           Delaware                    000-14940                63-0860407
 (State or Other Jurisdiction         (Commission              (IRS Employer
       of Incorporation)              File Number)          Identification No.)


               One HealthSouth Parkway
                 Birmingham, Alabama                          35243
       (Address of Principal Executive Offices)            (Zip Code)

       Registrant's telephone number, including area code: (205) 967-7116

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.03.  Amendments to Articles of Incorporation or Bylaws;
            Change in Fiscal Year.

     On March 7, 2006, HealthSouth Corporation (the "Company"), closed its previously announced sale of 400,000 shares of 6.50% Series A Convertible Perpetual Preferred Stock (the "Series A Preferred Stock"). In connection therewith, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designations of its Series A Preferred Stock. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1.

     The Series A Preferred Stock has an initial liquidation preference of $1,000 per share of Series A Preferred Stock, which is subject to accretion. Holders of Series A Preferred Stock are entitled to receive, when and if declared by the Company's Board of Directors, cash dividends at the rate of 6.50% per annum on the accreted liquidation preference per share, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2006. If the Company is prohibited by the terms of its credit facilities, debt indentures or other debt instruments from paying cash dividends on the Series A Preferred Stock, the Company may pay dividends in shares of its common stock, or a combination of cash and shares of its common stock, if the shares of its common stock delivered as payment are freely transferable by the recipient thereof (other than by reason of the fact that the recipient is the Company's affiliate) or if a shelf registration statement relating to that common stock is effective to permit the resale thereof. Shares of the Company's common stock delivered as dividends will be valued at 95% of their market value. Unpaid dividends will accrete at an annual rate of 8.0% per year for the relevant dividend period and will be reflected as an accretion to the liquidation preference of the Series A Preferred Stock. The Series A Preferred Stock is convertible, at the option of the holder, at any time into shares of the Company's common stock at an initial conversion price of $6.10 per share, which is equal to an approximate conversion rate of approximately 163.9344 shares of common stock per share of Series A Preferred Stock, subject to specified adjustments. On or after July 20, 2011, the Company may cause the shares of Series A Preferred Stock to be automatically converted into shares of the Company's common stock at the conversion rate then in effect if the closing sale price of the Company's common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date the Company gives the notice of forced conversion exceeds 150% of the conversion price of the Series A Preferred Stock. If the Company is subject to a fundamental change, as defined in the Certificate of Designations of the Series A Preferred Stock, each holder of shares of Series A Preferred Stock has the right, subject to certain limitations, to require the Company to purchase any or all of each such holder's shares of Series A Preferred Stock at a purchase price equal to 100% of the accreted liquidation preference, plus any accrued and unpaid dividends to the date of purchase. In addition, if holders of the Series A Preferred Stock elect to convert shares of Series A Preferred Stock in connection with certain fundamental changes, the Company will in certain circumstances increase the conversion rate for such shares of Series A Preferred Stock.

     Each holder of Series A Preferred Stock has one vote for each share of Series A Preferred Stock held by the holder on all matters voted upon by the holders of the Company's common stock, as well as voting rights specifically provided for in the Company's restated certificate of incorporation or as otherwise from time to time required by law. In addition, if the Company fails to repurchase shares of Series A Preferred Stock following a fundamental change, then the holders of Series A Preferred Stock (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to call a special meeting of the Company's board of directors and, at the special meeting, vote for the election of two additional directors to the Company's board of directors. The term of office of all directors so elected will terminate immediately upon the Company's repurchase of those shares of Series A Preferred Stock.

      The Series A Preferred Stock will be, with respect to dividend rights and rights upon liquidation, winding-up or dissolution: 1) senior to all classes of the Company's common stock and each other class of capital stock or series of preferred stock established after the original issue date of the Series A Preferred Stock (the "Issue Date"), the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights or rights upon the Company's liquidation, winding-up or dissolution; 2) on a parity with any class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights or rights upon the Company's liquidation, winding-up or dissolution; 3) junior to each class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights or rights upon the Company's liquidation, winding-up or dissolution; and 4) junior to all the Company's existing and future debt obligations and other liabilities, including claims of trade creditors.

     The foregoing description of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

See Exhibit Index.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             HEALTHSOUTH CORPORATION


                            By: /s/ GREGORY L. DOODY
                                ---------------------
                                Name:  Gregory L. Doody
                                Title: Executive Vice President,
                                       General Counsel and Secretary




Date: March 9, 2006


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                                  EXHIBIT INDEX

Exhibit No.       Description
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3.1               Certificate of Designations of 6.50% Series A Convertible
                  Perpetual Preferred Stock, as filed with the Secretary of State of the State of Delaware on March 7, 2006.